Exhibit 10.3
November 16, 2010
JWC Acquisition Corp.
111 Huntington Avenue, Suite 2900
Boston, Massachusetts 02199
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn: General Counsel
     Re: Initial Public Offering
Gentlemen:
     This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between JWC Acquisition Corp., a Delaware corporation (the “Company”) and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 12,500,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering shall be quoted and traded on the Over-the-Counter Bulletin Board pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 6 hereof.
     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the Company has entered into that certain letter agreement, dated as of November 16, 2010, by and among JWC Acquisition, LLC (the “Sponsor”), the members of the Sponsor (the “Members”) and J.W. Childs Associates, L.P. (the “Childs”) and those certain letter agreements dated as of November 16, 2010, between the Company and each director nominee.
     Therefore, in order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
     1. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 21 months from the closing of the Offering, he or she shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Common Stock sold as part of the Units in the Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’

JWC Acquisition Corp.
Citigroup Global Markets Inc.

rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account which is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.
     2. (a) The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he or she shall (i) vote all the Founder Shares owned by him or her in accordance with the majority of the votes cast by the Public Stockholders and (ii) vote any shares acquired by him or her in the Offering or the secondary public market in favor of such proposed Business Combination. If the Company seeks to amend its amended and restated certificate of incorporation, the undersigned will have the discretion to vote in any manner he chooses.
     (b) To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,875,000 shares of Common Stock (as described in the Prospectus), the undersigned agrees that he or she shall return to the Company for cancellation, at no cost, the number of Founder Shares held by him or her determined by multiplying 1,526 by a fraction, (i) the numerator of which is 1,875,000 minus the number of shares of the Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,875,000. The undersigned further agrees that to the extent that (a) the size of the Offering is increased or decreased and (b) the undersigned has either purchased or sold shares of the Common Stock or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then (i) the references to 1,875,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Offering and (ii) the reference to 1,526 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of the Common Stock that the undersigned would have to return to the Company in order to hold 0.6% of the Company’s issued and outstanding shares after the Offering (assuming the Underwriters do not exercise their over-allotment option) (the “Non-Earnout Shares”). In addition, a portion of the Founder Shares held by him or her in an amount equal to 0.01% of the Company’s issued and outstanding shares immediately after the Offering (the “Earnout Shares”), shall be returned to the Company for cancellation, at no cost, on the two-year anniversary of the closing of the Company’s initial Business Combination unless prior to such time (y) the last sales price of the Company’s stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; or (z) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property for an amount which equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).
     (c) The undersigned acknowledges that he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by him or her. The undersigned hereby further waives, with respect to any shares of the Common Stock held by

JWC Acquisition Corp.
Citigroup Global Markets Inc.

him or her, any redemption rights he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) he or she holds if the Company fails to consummate a Business Combination within 21 months from the date of the closing of the Offering).
     (d) In the case of any of the Founder Shares owned by the undersigned, the undersigned acknowledges and agrees that until: (i) with respect to (A) the Non-Earnout Shares, one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (the “Non-Earnout Lock-Up Period”), and (B) the Earnout Shares, such date within two years subsequent to the completion of the Company’s initial Business Combination, if ever, that the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (the “Earnout Lock-Up Period”); or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property that equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); the undersigned shall not, except as described in the Prospectus, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares owned by him or her, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares owned by him or her, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B).
     (e) Notwithstanding the provisions contained in 2(d) herein, the undersigned may transfer the Founder Shares owned by him or her (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor; (ii) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the undersigned; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vii) in the event that, subsequent to the consummation of the Company’s initial Business Combination, the Company consummates a merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property; provided, however, that, in the case of clauses (i) through (iv), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the forfeiture provisions and transfer restrictions in (b) and (d) herein.

JWC Acquisition Corp.
Citigroup Global Markets Inc.

     (f) Further, the undersigned agrees that after the Non-Earnout Lock-Up Period or Earnout Lock-Up Period has elapsed, the Founder Shares owned by him or her shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and the undersigned each acknowledge that pursuant to that certain registration rights agreement to be entered into between the Company, the Members and the Sponsor, each of the Members and the Sponsor may request that a registration statement relating to the Founder Shares be filed with the Commission prior to the end of the Non-Earnout Lock-Up Period or Earnout Lock-Up Period; provided, however, that such registration statement does not become effective prior to the end of the Non-Earnout Lock-Up Period or Earnout Lock-Up Period.
     (g) Each of the Company and the undersigned understand and agree that the transfer restrictions set forth in 2(d) herein shall supersede any and all transfer restrictions relating to the Founder Shares set forth in that certain Securities Purchase Agreement, effective as of August 5, 2010, by and between the Company and the Sponsor. The Company will direct each of the Certificates evidencing the Founder Shares to be legended with the applicable transfer restrictions.
     3. The undersigned’s biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:
     (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
     (b) the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and
     (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.
     4. Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

JWC Acquisition Corp.
Citigroup Global Markets Inc.

     (a) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $1,250,000 in interest income (net of franchise and income taxes payable), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $1,437,500 in interest income (net of franchise and income taxes payable), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of franchise and income taxes payable) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised); and
     (b) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $1,250,000 in interest income (net of taxes payable on such interest), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $1,437,500 in interest income (net of taxes payable on such interest), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of taxes payable on such interest) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised).
     5. The undersigned has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.
     6. As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 2,464,286 shares of the Common Stock of the Company acquired by the Sponsor for an aggregate purchase price of $25,000, or approximately $0.0101 per share, prior to the consummation of the Offering, adjusted to reflect the return and cancellation of such shares on October 25, 2010 and the transfer of 11,700 of such shares to each of John K. Haley and Sonny King on October 25, 2010; (iii) “Public Stockholders” shall mean the holders of securities issued in the Offering; and (iv) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited and that will be held by JWC Acquisition Security Corporation, a wholly-owned subsidiary of the Company that is qualified as a Massachusetts security corporation.

JWC Acquisition Corp.
Citigroup Global Markets Inc.

     7. This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.
     8. Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or her heirs, personal representatives and assigns.
     9. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.
     10. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.
     16.  If the Company seeks stockholder approval of its initial Business Combination and does not conduct redemptions of its common stock in connection with its initial Business Combination pursuant to the tender offer rules of the Commission, each of the Company, the Sponsor, the Members, directors, officers, advisors or their affiliates is permitted to purchase shares in privately negotiated transactions either prior to or following the consummation of the Company’s initial Business Combination. With respect to such purchases, each of the Company, the Sponsor, the Members, directors, officers, advisors or their affiliates will not make any such purchases when either the Company or they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended. Such a purchase would include a contractual acknowledgement that the seller, although still the record holder of the Company's shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Company, the Sponsor, the Members, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. To the extent that the Sponsor, the Members, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the Business Combination. Pursuant to the terms of such arrangements, any shares so purchased by the Sponsor, the Members, directors, officers, advisors or their affiliates would then revoke such selling stockholder’s election to redeem such shares. Except for the limitations described in the Prospectus on the use of trust proceeds released to the Company prior to consummating the initial Business Combination, there is no limit on the amount of shares that could be acquired by the Company or its affiliates, or the price the Company or its affiliates may pay, if the Company holds a stockholder vote.
     12. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Non-Earnout Lock-Up Period or the Earnout Lock-Up Period, whichever is longer, or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated and closed by December 31, 2010.
[Signature page follows]

JWC Acquisition Corp.
Citigroup Global Markets Inc.

Sincerely,
By:	/s/ John K. Haley
Name: John K. Haley
Undersigned

Acknowledged and Agreed: JWC ACQUISITION CORP.
By:	/s/ Adam L. Suttin
Adam L. Suttin
President

Exhibit A
(Attached)

Exhibit B
(Attached)